UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2022

Mandiant, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36067	20-1548921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11951 Freedom Drive, 6th Floor
Reston, VA 20190
(Address of principal executive offices, including zip code)
(703) 935-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MNDT	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
As previously disclosed, on March 7, 2022, Mandiant, Inc. (“Mandiant”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Google LLC (“Google”) and Dupin Inc., a wholly owned subsidiary of Google (“Merger Sub”), providing for the merger of Merger Sub with and into Mandiant (the “Merger”), with Mandiant surviving the Merger as a wholly owned subsidiary of Google. Capitalized terms not otherwise defined have the meaning set forth in the Merger Agreement.
As previously disclosed, on March 21, 2022, Mandiant and Google filed the Notification and Report Forms required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”), as amended, with the Department of Justice (the “DOJ”) and the Federal Trade Commission. On April 20, 2022, Mandiant and Google each received a request for additional information from the DOJ in connection with the DOJ’s review of the Merger.
On July 15, 2022, the DOJ granted early termination of the waiting period under the HSR Act with respect to the Merger. The early termination of the waiting period under the HSR Act satisfies one of the conditions to the closing of the Merger. The closing of the Merger remains subject to the satisfaction or waiver of the remaining closing conditions set forth in the Merger Agreement, including receipt of regulatory approvals in certain foreign jurisdictions. Additional information on those approvals is contained in the definitive proxy statement filed by Mandiant on April 28, 2022.
Mandiant and Google continue to expect the closing of the Merger to occur by the end of 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANDIANT, INC.

Date: July 18, 2022	By:	/s/ Richard Meamber
Richard Meamber Senior Vice President, General Counsel and Secretary